UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 1, 2010

Wells Real Estate Fund XIII, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-49633	58-2438244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On or about February 1, 2010, Wells Real Estate Fund XIII, L.P. (the "Registrant") sent a letter to pension plan trustees and IRA custodians providing 2009 annual estimated unit values. A copy of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01. Other Events

Because fiduciaries of retirement plans subject to ERISA and IRA custodians are required to determine and report the value of the assets held in their respective plans or accounts on an annual basis, the general partners of the Registrant are required under the partnership agreement to report estimated unit values to the limited partners each year in the Registrant's annual report on Form 10-K. The methodology to be utilized for determining such estimated unit values under the partnership agreement requires the general partners to estimate the amount a unit holder would receive assuming that the Registrant's properties were sold at their estimated fair market values as of the end of the Registrant's fiscal year and the proceeds therefrom, plus the amount of net sale proceeds held by Registrant at year-end from previous property sales, if any, were distributed to the limited partners in liquidation in accordance with the net sale proceeds distribution allocation outlined in the Registrant's partnership agreement. The estimated unit valuations are intended to be an estimate of the distributions that would be made to limited partners who purchased their units directly from the Registrant in the Registrant's original public offering of units, taking into account conversion elections as provided for in the partnership agreement.

The general partners of the Registrant recently completed their estimated unit valuations as of December 31, 2009. Utilizing the foregoing methodology, the general partners of the Registrant have estimated the Registrant's unit valuations, based upon their estimates of property values as of December 31, 2009, to be approximately $3.92 per "Cash-Preferred" Unit and $3.88 per "Tax-Preferred" Unit, based upon market conditions existing in early December 2009. These estimates should not be viewed as an accurate reflection of the value of the limited partners' units, what limited partners might be able to sell their units for, or the fair market value of the Registrant's properties, nor do they necessarily represent the amount of net proceeds limited partners would receive if the Registrant's properties were sold and the proceeds distributed in a liquidation of the Registrant. There is no established public trading market for the Registrant's limited partnership units, and it is not anticipated that a public trading market for the units will ever develop. In addition, property values are subject to change and could decline in the future. While, as required by the partnership agreement, the general partners have obtained an opinion from The David L. Beal Company, an independent MAI appraiser, to the effect that such estimates of value were deemed reasonable and were prepared in accordance with appropriate methods for valuing real estate, no actual appraisals were obtained due to the inordinate expense that would be involved in obtaining appraisals for all of the Registrant's properties.

The valuations performed by the general partners are estimates only and are based on a number of assumptions which may not be accurate or complete and may or may not be applicable to any specific limited partnership units. For example, as a result of the availability of conversion elections under the partnership agreement and the resulting complexities involved relating to the distribution methodology under the partnership agreement, each limited partnership unit of the Registrant potentially has its own unique characteristics as to distributions and value. These estimated valuations assume, and are applicable only to limited partners who purchased their units directly from the Registrant in the Registrant's original public offering of units. Further, as set forth above, no third-party appraisals have been or will be obtained. For these reasons, the estimated unit valuations set forth above should not be used by or relied upon by investors, other than fiduciaries of retirement plans and IRA custodians for limited ERISA and IRA reporting purposes, as a factor for consideration in the determination of the fair market value of their units. In addition, it should be noted that ERISA plan fiduciaries and IRA custodians may use estimated unit valuations obtained from other sources, such as prices paid for the Registrant's units in secondary market trades, and that such estimated unit valuations may well be lower than those estimated by the general partners using the methodology required by the partnership agreement.

It also should be noted that the Registrant is in the process of selling certain of its properties and that as properties are sold and the net proceeds from property sales are distributed to limited partners, the remaining value of the Registrant's portfolio of properties, and resulting value of Registrant's limited partnership units, will naturally decline. In considering the foregoing estimated unit valuations, it should be noted that the Registrant has previously distributed net sale proceeds in the amount of $4.36 per "Cash-Preferred" Unit and $7.89 per "Tax-Preferred" Unit to its limited partners. These amounts are intended to represent the per unit distributions received by limited partners who purchased their units directly from the Registrant in the Registrant's original public offering of units, and who have made no conversion elections under the partnership agreement. Limited partners who have made one or more conversion elections would have received a different level of per-unit distribution.

Certain statements contained in this Form 8-K other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future performance and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that this report is filed with the Securities and Exchange Commission. Neither the Registrant nor the general partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual results could differ materially from any forward-looking statements contained in this Form 8-K. This is neither an offer nor a solicitation to purchase securities.

Item 9.01. Financial Statements and Exhibits
Exhibit Number	Exhibit Title
99.1	Letter to custodian or pension plan trustee dated February 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIII, L.P. (Registrant)

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President of Wells Capital, Inc., general partner of the Registrant

Date: February 1, 2010

INDEX TO EXHBIT

Exhibit Number	Exhibit Title
99.1	Letter to custodian or pension plan trustee dated February 1, 2010